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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37347) pertaining to the 1997 Stock Incentive Plan, the Employee Stock Purchase Plan, International Employee Stock Purchase Plan, and EveryWare Replacement Option Plan of our report dated July 12, 1999, with respect to the consolidated financial statements and related financial statement schedule of Pervasive Software Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.


                             /s/ ERNST & YOUNG LLP


Austin, Texas
September 27, 1999